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                                                                    Exhibit 10.1



                      AMENDMENT TO COLLABORATION AGREEMENT

     This Amendment to the Collaboration Agreement dated December 23, 1999 between Sankyo Pharma Inc. ("Sankyo"), a Delaware Corporation having its principal place of business at Two Hilton Court, Parsippany, New Jersey 07054, and Genzyme Corporation ("Genzyme"), a Massachusetts Corporation having its place of business at 153 Second Avenue, Waltham, Massachusetts 02451 is made as of the ___ day of January 2004 (the "Collaboration Agreement"), (the "Amendment").

                                    RECITALS

     A. Sankyo and GelTex Pharmaceuticals, Inc. ("GelTex") heretofore entered into a Collaboration Agreement dated December 23, 1999 (the "Agreement"), as amended from time to time, for collaboration on the commercialization of colesevelam (approved and marketed under the trade name WelChol(R)for the reduction of elevated LDL cholesterol in patients with primary hypercholesterolemia),

     B. [**] ("The `202 Application"),

     C. On April 1, 2003, GelTex merged with its parent corporation, Genzyme Corporation and GelTex ceased to exist. Genzyme assumed all of GelTex's rights and obligations under the Collaboration Agreement,

     D. Sankyo now desires, and Genzyme agrees to provide Sankyo with, a license to the Product in an Expanded Field (as defined below) without extending the term during which Genzyme is obligated to supply Drug Substance for purchase by Sankyo, and Sankyo is obligated to purchase all of its requirements for Drug Substance from Genzyme,

     E. Sankyo now desires to assign all rights to the `202 Application to Genzyme, and

     F. All terms used in this Amendment shall have the same meaning as in the Agreement, unless otherwise specifically stated herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto intending to be legally bound hereby agree to the following amendments to the Agreement:

     1. Genzyme has agreed to provide Sankyo with certain rights to the Product in an Expanded Field as set forth below. The parties acknowledge and agree that the additional license rights granted herein within the Expanded Field shall be limited and are not intended to expand any other licenses, intellectual property rights or other rights and/or obligations of either party in connection with the manufacture, use or sale of the Product in the Field set forth in the Agreement. The parties have made their best efforts to ensure that the inclusion



[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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of the Expanded Field in the license grant does not inadvertently expand any other rights or obligations under the Agreement. To the extent any ambiguity remains, Genzyme and Sankyo agree that unless a specific right or obligation is expressly extended or expanded to include the Expanded Field in this Amendment, all rights and obligations under the Agreement shall be limited to their scope prior to this Amendment.

     2. Genzyme and Sankyo agree that upon execution of this Amendment, the following modifications shall be made to the Agreement:

     2.1 The following new definitions shall be incorporated hereby in Article I of the Agreement.

     "EXPANDED FIELD" shall mean the treatment or prevention of the following indications irrespective of the mechanism of action to achieve the desired therapeutic effect:

          i. Diabetes, Impaired Fasting Glucose, Impaired Glucose Tolerance, and Reduction of serum/plasma glucose levels;

          ii. Inflammatory Bowel Syndrome (IBS); and

          iii. Syndrome X (Dysmetabolic Syndrome)

     "EXPANDED GELTEX PATENT RIGHTS" shall mean the following GelTex pending patent applications: "

          [**]

     2.2 The existing definitions in Article 1 of the terms referenced below shall be deleted in their entirety and replaced in full with the definitions set forth below:

     "GELTEX PATENT RIGHTS" shall mean the (i) subject matter related to the development, manufacture, use, offer for sale or sale of Product in the Field but not in the Expanded Field, claimed in or covered by the pending patent application and issued patents recited in Exhibit B; and any continuations, continuations-in-part, divisionals and foreign counterpart application thereof and in any patents issuing on these applications, including reissues and re-examinations; and (ii) Patent Rights claiming GelTex Inventions or Joint Inventions (as such terms are defined in Section 7.1.1) to the extent such Patent Rights relate to or are necessary or useful for the development, manufacture, use, offer for sale or sale of Product and Sankyo agrees that such Patent Rights should be included in GelTex Patent Rights.

     "GELTEX TECHNOLOGY" shall mean all present and, to the extent such Technology is discovered, made or conceived during and in connection with this Agreement, future Technology owned or controlled by, or licensed (with the right to sublicense) to, GelTex or



[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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its Affiliates relating to or useful for the development, manufacture, use, offer for sale or sale of Product in the Field and in the Expanded Field. GelTex Technology shall not include technology licensed to GelTex under the Nittobo License (as such term is defined below).

     "SANKYO PATENT RIGHTS" shall mean Patent Rights claiming Sankyo Inventions or Joint Inventions (as such terms are defined in Section 7.1.1 hereof) to the extent such Patent Rights relate to or are necessary or useful for the development, manufacture, use, offer for sale or sale of Product in the Field but not in the Expanded Field.

     "SANKYO TECHNOLOGY" shall mean Technology discovered, made or conceived during and in connection with this Agreement, that is owned or controlled by, or licensed (with the right to sublicense) to, Sankyo or its Affiliates relating to or useful for the development, manufacture, use, offer for sale or sale of Product in the Field but not in the Expanded Field. Sankyo Technology shall not include marketing information developed or created by Sankyo or its Affiliates.

     2.3 Section 3.1.1 of the Agreement shall be deleted in its entirety and replaced in full with the following:

     3.1.1 PRODUCT. GelTex hereby grants to Sankyo: (i) the exclusive, irrevocable (during the Term), right and license under the GelTex Patent Rights and GelTex Technology and the Expanded GelTex Patent Rights to develop, make (subject to the terms of Article 5), have made (subject to the terms of Article
5), have sold, use, import, offer for sale and sell Product for use in the Territory in the Field or the Expanded Field, and to practice and have practiced the methods licensed under the GelTex Patent Rights and Expanded GelTex Patent Rights for such purpose; and (ii) the exclusive, irrevocable (during the Term) right and license to use the registered trademark Cholestagel(R) in the Territory in connection with the sale of Finished Product in the Field or the Expanded Field. The exclusive license granted in Section 3.1.1(i) is subject to licenses previously granted by GelTex to Chemie in order to permit Chemie to manufacture Drug Substance for GelTex and GelTex's licenses. The license grants under this Section 3.1.1 may be sublicensed by Sankyo following written notice to GelTex.

     2.4 Section 5.1.1 of the Agreement shall be deleted in its entirety and replaced in full with the following:

     5.1.1 ENGAGEMENT OF CONTRACT MANAGEMENT. GelTex shall be responsible for identifying and contracting with Manufacturers to produce Drug Substance, and Sankyo shall source all of its requirements for Drug Substance from GelTex up to and including December 30, 2014. Thereafter, all of Genzyme's obligations under this Article 5, as amended, shall cease.

     2.5 Section 7.1.1 of the Agreement shall be deleted in its entirety and replaced in full with the following:



[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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     7.1.1 OWNERSHIP OF DISCOVERIES AND IMPROVEMENTS. All right, title and interest in all writings, inventions, discoveries, improvements and other Technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon that are discovered, made or conceived during and in connection with this Agreement (collectively, the "INVENTIONS") solely by employees of GelTex or others acting on behalf of GelTex ("GELTEX INVENTIONS") shall be owned by GelTex by assignment. All right, title and interest in all Inventions that are discovered, made or conceived during and in connection with this Agreement solely by employees of Sankyo or others acting on behalf of Sankyo ("SANKYO INVENTIONS") shall be owned by Sankyo by assignment. All right, title and interest in all Inventions jointly invented by employees of GelTex and Sankyo ("JOINT INVENTIONS") shall be jointly owned by Sankyo and GelTex and assigned thereto by the respective employees. Each of GelTex and Sankyo shall promptly disclose to the other Party the making, conception or reduction to practice of Inventions by employees or others acting on behalf of such Party or inventions licensed to the other Party hereunder. Patent Rights and Technology covering GelTex Inventions and Joint Inventions shall be automatically licensed to Sankyo in accordance with Section 3.1.1 hereof to the extent that Sankyo has determined to include such GelTex Inventions and Joint Inventions in the definition of GelTex Patent Rights or Expanded GelTex Patent Rights. Patent Rights and Technology covering Sankyo Inventions and Joint Inventions shall be automatically licensed to GelTex in accordance with Sections 3.2.1 and 3.2.2 hereof.

     2.6 Section 7.6 of the Agreement shall be deleted in its entirety and replaced in full with the following:

     7.6 ENFORCEMENT OF PATENT RIGHTS. GelTex and Sankyo shall promptly notify the other in writing of any alleged or threatened infringement of GelTex Patent Rights, Expanded GelTex Patent Rights or Sankyo Patent Rights of which it becomes aware.

     2.7 Section 7.6.1 of the Agreement shall be deleted in its entirety and replaced in full with the following:

     7.6.1 FIRST RIGHT TO RESPOND. Sankyo shall have the first right, but not obligation, to prosecute or prevent such infringement in the Field or the Expanded Field in the Territory. Sankyo shall periodically inform GelTex of its intended course of action and shall provide GelTex with the opportunity to comment on significant actions or elements of Sankyo's strategy. Any action taken by Sankyo pursuant to this Section 7.6.1 shall be at the sole cost and expense of Sankyo, PROVIDED, HOWEVER, that GelTex shall have the right to participate in any such action at its own expense. Sankyo shall have the right to retain for itself all amounts recovered in connection with the infringement whether by judgment, award, decree, or settlement, but all such amounts (reduced by the reasonable and documented costs incurred by Sankyo in pursuing the recovered amounts) shall be added to annual sales and subject to the same royalty payment as Net Sales.

     2.8 Section 7.6.3 of the Agreement shall be deleted in its entirety and replaced in full with the following:



[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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         7.6.3 COOPERATION. If either Party has exercised its right to prosecute or prevent the infringement of GelTex Patent Rights, Expanded GelTex Patent Rights or Sankyo Patent Rights as described in Sections 7.6.1 and 7.6.2 hereof, then the other Party shall provide reasonable and diligent cooperation with such Party in all matters concerning any such infringement and shall make available any relevant records, documents, or information if requested to do so.

     2.9 Section 13.1.1 of the Agreement shall be deleted in its entirety and replaced in full with the following:

     13.1.1 EXPIRATION. Unless terminated earlier pursuant to Section 13.2, this Agreement shall continue in full force and effect until the expiration of the last of any GelTex Patent Rights or Expanded GelTex Patent Rights in the Territory.

     2.10 Section 13.1.2 of the Agreement shall be deleted in its entirety and replaced in full with the following:

     13.1.2 EFFECT OF EXPIRATION. Expiration of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration. Upon expiration of this Agreement in connection with Product pursuant to Section 13.1.1 above:
(i) Sankyo shall have a paid-up, non-exclusive license, with right to sublicense, under the GelTex Patent Rights, Expanded GelTex Patent Rights and GelTex Technology to make, have made, use, offer for sale, sell and have sold Product in the Territory for use in the Field or the Expanded Field; (ii) Sankyo shall have a paid-up license and right to use the registered trademark Cholestagel in the Territory in connection with the sale of Product for use in the Field; and (iii) GelTex shall have a paid-up non-exclusive license under the Sankyo Patent Rights and Sankyo Technology to make, have made, use, offer for sale, sell and have sold Product in the Territory.

     3. Sankyo shall assign all rights to the `202 Application to Genzyme. Genzyme shall prepare and file all appropriate assignment papers. All continuations, continuations-in-part, divisionals and foreign counterpart applications thereof and all patents issuing from the `202 Application, including reissues and re-examinations thereof, shall be included in the Expanded GelTex Patent Rights.

     4. GelTex hereby represents and warrants (i) that immediately prior to the execution and delivery of this Amendment it possesses an exclusive right, title and interest to the existing Expanded GelTex Patent Rights and the GelTex Technology (except for licenses granted to Chemie); (ii) that the Expanded GelTex Patent Rights and the GelTex Technology are, and during the Term will remain free and clear of any lien or other encumbrance; and (iii) that GelTex has the right to enter into the obligations set forth in this Amendment and to grant the rights and licenses set forth in Article 3 of the Agreement.

     5. In all other regards, the Agreement shall remain unchanged and shall continue in full force and effect, and all of its terms and conditions shall apply hereto. Unless specifically



[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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agreed to by the parties in writing, the Field as set forth in the Agreement shall not include the Expanded Field set forth in this Amendment.

     6. This Amendment may not be amended or modified nor may any provision hereof or thereof be waived, except by a writing signed by both parties.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


SANKYO PHARMA INC.
By:
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Name:   John P. Gargiulo
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Title:  Vice President, Marketing and Commercial Operations
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GENZYME CORPORATION
By:
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Name:   Edmund Sybertz
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Title:  Senior Vice President and General Manager
        ------------------------------------------------------------------------











[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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